Exhibit 99.1

For more information contact:

Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-4390

ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2010 RESULTS
  Pre-tax, pre-provision operating earnings up 23% over prior year period
  First quarter net loss of $3.0 million or $0.25 per fully diluted share
  Core deposits increase 19% over prior year
  Net interest income increases 9% over prior year period and 4% over linked quarter
  Company completes $15 million private common stock offering
  Company recruits three St. Louis sales executives

St. Louis, April 20, 2010. Enterprise Financial Services Corp (NASDAQ: EFSC) reported a net loss from continuing operations of $3.0 million, or $0.25 per fully diluted share after deducting dividends on preferred stock, compared to a net loss from continuing operations of $51.8 million, or $4.09 per share, for the prior year period. The first quarter 2010 net loss was attributable to $13.8 million in loan loss provision. The net loss reported for the first quarter of 2009 was driven by $16.5 million in loan loss provision and a $45.4 million non-cash accounting charge to eliminate banking segment goodwill.

Pre-tax, pre-provision income from continuing operations was $9.1 million in the first quarter of 2010, 23% higher than the comparable figure in the first quarter of 2009 and 21% higher than in the linked fourth quarter. Pre-tax, pre-provision income from continuing operations, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure, is presented because the Company believes adjusting its results to exclude discontinued operations, loan loss provision expense, impairment charges, special FDIC assessments and unusual gains or losses provides shareholders with a more comparable basis for evaluating period-to-period operating results. A schedule reconciling GAAP pre-tax income (loss) to pre-tax, pre-provision income from continuing operations is provided in the attached tables.

Peter Benoist, President and CEO of Enterprise Financial, commented, “Our pre-tax, pre-provision operating earnings increased substantially on both a linked quarter and year-over-year basis. Core deposits continue to grow and we are seeing improved net interest margins as we increase loan yields and effectively manage down our cost of funds. Additionally, we’re encouraged by the linked quarter increase in wealth management revenues. This intrinsic earning power enables us to capitalize on growth opportunities, as shown by our recent success in recruiting talented executives, our Arizona acquisition and common equity raise.”

Benoist continued, “The first quarter increase in nonperforming loans, following three consecutive quarters of relative stability, reflected significant deterioration of the commercial real estate markets as vacancy rates remain high in the face of continued high unemployment. The increase in provision for the quarter was driven by continuing declines in the value of the underlying collateral of several large commercial and residential real estate loans. We continue to maintain an aggressive posture in identifying and recognizing risks inherent in the current real estate environment. While housing values are firming, we’re not yet seeing stabilization in residential lot and investor-owned commercial real estate valuations. However, our commercial and industrial and owner-occupied commercial real estate segments, which represent half of our loan portfolio, continue to perform well.”

Banking Line of Business

Deposits and Liquidity
The Company continues to maintain strong liquidity and core funding positions. Core deposits increased $284 million, or 19%, over the prior year period. Noninterest bearing demand deposits grew 26% year-over-year. Core deposits include $148 million in certificates of deposit sold to bank clients through the CDARS program. Brokered CDs represented only 7% of total deposits at March 31, 2010, compared to 15% at March 31, 2009.

Loans
Portfolio loans decreased $164 million, or 8% from a year ago, excluding the effects of the fourth quarter 2009 derecognition of $229 million in loan participations from the balance sheet. Including the derecognition of the loan participations, portfolio loans decreased $391 million from the previous year. Although loan demand remains soft as local markets continue to be impacted by the recession, the Company anticipates modest growth in loans over the course of the year.

Approximately $313 million, or 17% of the Company’s total loan portfolio, represented real estate that was “owner-occupied” by commercial and industrial businesses. Investor-owned commercial real estate loans represented approximately 26% of the Company’s total loan portfolio at the end of the first quarter 2010.

The Company’s exposure to land acquisition, development and construction lending was 12% of total loans at March 31, 2010, compared to 18% at March 31, 2009 and 12% at year end 2009.

Asset Quality
Nonperforming loans totaled $55.8 million for the first quarter of 2010, an increase of $1.4 million from the prior year period, and an increase of $17.3 million from year end 2009. The majority of the increase in nonperforming loans was represented by a $5 million residential condominium project and a $5 million retail development in St. Louis and a $2 million office building in Kansas City. Nonperforming loans represented 3.10% of total loans at March 31, 2010, compared to 2.48% at March 31, 2009 and 2.10% at December 31, 2009.

Nonperforming loans by segment at March 31, 2010 were as follows (in millions):

	Total portfolio	Non-performing	% NPL
Construction, Real Estate/Land
Acquisition & Development	$214.9	$20.1	9.4%
Commercial Real Estate – investor owned	465.0	20.6	4.4
Commercial Real Estate – owner occupied	342.3	5.9	1.7
Residential Real Estate	207.2	6.4	3.1
Commercial & Industrial	553.5	2.7	0.5
Consumer & Other	17.4	0.1	0.5
Total	$1,800.3	$55.8	3.10%

Commercial and industrial and owner-occupied real estate loans, which represent 50% of the Company’s total loan portfolio, continue to perform relatively well.

Other real estate at March 31, 2010 was $21.1 million, up $7.8 million from March 31, 2009 and down $4.1 million from December 31, 2009. No single foreclosed property represented more than $1.8 million. Other real estate includes $2.4 million of other real estate acquired through the acquisition of Valley Capital Bank in Arizona in December 2009.

The Company is aggressively marketing its foreclosed real estate. During the first quarter, the Company sold $9.2 million in other real estate at a loss of $12,000. At March 31, 2010, other real estate was comprised of 35% residential lots, 22% completed homes and 43% commercial property.

Net chargeoffs in the first quarter were $12.7 million, representing an annual rate of 2.83% of average loans. Net chargeoffs were approximately two-thirds investor-owned commercial real estate loans and one-third land development loans. By comparison, net chargeoffs were $8.0 million, or 1.47% of average loans, in the first quarter of 2009. Net chargeoffs for the linked fourth quarter of 2009 were $9.0 million, or 1.90% of average loans.

Provision for loan losses was $13.8 million in the first quarter, down from $16.5 million in the prior year first quarter and up from $8.4 million in the linked fourth quarter. The linked quarter increase in loan loss provision was largely attributable to increased reserves on impaired loans driven by current appraised values on commercial real estate that continued to decline, reflecting the distressed condition of that market.

The Company increased its allowance for loan losses to 2.45% of portfolio loans at March 31, 2010, representing 79% of total nonperforming loans. By comparison, the allowance for loan losses was 1.93% at March 31, 2009, representing 78% of nonperforming loans. At December 31, 2009, the Company’s loan loss allowance was 2.35% of loans, representing 112% of nonperforming loans.

Net Interest Income
Net interest income for the quarter ended March 31, 2010 for the banking segment was $20.1 million, up 9% over the prior year period and up 4% over the linked quarter.

Including the effect of parent company debt, the net interest rate margin increased 31 basis points to 3.46% for the quarter ended March 31, 2010, compared to 3.15% for the quarter ended December 31, 2009. The prior year first quarter net interest rate margin was 3.02%.

During the first quarter of 2010, the net interest rate margin improved as a result of reduced rates on maturing CD’s and money market account balances. The Company anticipates further modest improvement in net interest margin as liabilities reprice throughout the year.

Arizona Operations
In February, 2010, Enterprise Bank & Trust, the Company’s banking subsidiary, opened a new branch in the West Valley suburbs of Phoenix. The Company currently operates a loan production office in central Phoenix and plans to open another full-service branch in central Phoenix in the summer of 2010. The Company plans to close its branch in Mesa, Arizona, which was acquired in an FDIC-assisted acquisition in December, 2009. Total Arizona deposits were $24 million and total loans were $42 million at March 31, 2010. Loans at fair value covered under a loss sharing agreement with the FDIC were $14 million.

Wealth Management Line of Business

Fee income in the first quarter of 2010 from the Wealth Management line of business, including trust revenues and income from state tax credit brokerage activities, totaled $1.8 million, up 56% over the prior year period. A large portion of the increase was attributable to higher revenues from state tax credit brokerage activities in the first quarter of 2010.

Trust
Enterprise Trust revenues increased $90,000, or 7%, in the first quarter of 2010 over the comparable period in 2009 and $295,000, or 29% over the linked fourth quarter. Trust assets under administration increased 22% to $1.3 billion at March 31, 2010 largely due to market value increases.

State Tax Credit Brokerage
For the first quarter of 2010, state tax credit brokerage activities generated $518,000 in gains versus a $46,000 loss in the first quarter of 2009. State tax credit revenues for the first quarter of 2010 included $775,000 in gains from the sale of state tax credits, less a $257,000 loss in the fair value of tax credit assets and related interest rate hedges. By comparison, for the first quarter of 2009, the Company recorded $571,000 in gains from the sale of tax credits, offset by a $617,000 loss in fair value of tax credit assets and related interest rate hedges.

 Other Business Results

The Company recruited three top executives from one of its leading competitors in the St. Louis market to enhance business development and revenue growth. Bob Witterschein joined Enterprise as Executive Vice President and head of commercial banking. Andrew Baur and Kathy Gahr also joined the Company to bolster its personal and private banking sales operations.

Steve Marsh, Chairman and President of Enterprise Bank & Trust, said, “Superior talent has always been a hallmark of Enterprise. Throughout our history, when we’ve have the opportunity to attract individuals of Bob, Andrew and Kathy’s caliber, we’ve made those investments, demonstrating our intent to build Enterprise into a dominant player within our target markets.”

In January 2010, the Company completed a $15 million private offering of common equity. The Company’s tangible common equity ratio was 5.93% at March 31, 2010. A reconciliation of shareholders’ equity to tangible common equity and total assets to tangible assets is provided in the attached tables. The Company believes the tangible common equity ratio is an important financial measure of capital strength even though it is considered to be a non-GAAP measure. The Company continues to exceed regulatory standards for “well-capitalized” institutions. Total risk based capital was 14.27% of risk-weighted assets at March 31, 2010.

For the first quarter of 2010, noninterest expenses were $13.7 million, 9% higher than the prior year period, excluding the effects of the first quarter 2009 goodwill impairment charge, and essentially flat with the linked quarter. The increase in noninterest expenses was primarily attributable to higher FDIC and other insurance expenses, Arizona expansion and systems conversion costs.

The Company’s efficiency ratio at March 31, 2010 was 60.2%, versus 63.7% at March 31, 2009, excluding the effects of the goodwill impairment charge.

The income tax benefit for the first quarter of 2010 was $1.8 million, representing a 36.9% effective tax rate relative to the loss before income tax of $4.8 million. During the first quarter of 2010, the Company concluded that minor changes in the Company’s estimated pre-tax results and changes in projected permanent items produced significant variability in the estimated annual effective tax rate. As a result, the Company used the actual effective tax rate for the period as a basis for determining the income tax benefit.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City and Phoenix. Enterprise is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

#            #            #

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2009 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$27,275	$28,012	$30,314	$30,341	$29,818
Total interest expense	8,652	10,098	12,931	12,846	12,970
Net interest income	18,623	17,914	17,383	17,495	16,848
Provision for loan losses	13,800	8,400	6,480	9,073	16,459
Net interest income after provision for loan losses	4,823	9,514	10,903	8,422	389

NONINTEREST INCOME
Wealth Management revenue	1,297	1,002	1,135	1,180	1,207
Deposit service charges	1,174	1,221	1,247	1,249	1,295
Sale of other real estate	(12)	(579)	86	(2)	59
State tax credit activity, net	518	62	911	109	(46)
Sale of securities	557	3	-	636	316
Sale of branch/charter	-	-	-	-	-
Gain on extinguishment of debt	-	2,062	5,326	-	-
Other income	522	454	368	576	1
Total noninterest income	4,056	4,225	9,073	3,748	2,832

NONINTEREST EXPENSE
Salaries and benefits	6,598	6,617	6,744	6,334	6,274
Occupancy	1,173	1,189	1,227	1,197	1,097
Furniture and equipment	370	360	377	344	344
Impairment charges	-	-	-	-	45,377
Other	5,514	5,565	4,626	5,929	4,825
Total noninterest expense	13,655	13,731	12,974	13,804	57,918

Income (loss) from continuing operations before income tax	(4,776)	8	7,002	(1,634)	(54,697)
Income tax (benefit) expense	(1,762)	(372)	2,245	(1,673)	(2,850)
Income (loss) from continuing operations	(3,014)	380	4,757	39	(51,847)

Loss from discontinued operations before income tax	-	(315)	(129)	(443)	478
Loss on disposal before income tax	-	(1,587)	-	-	-
Income tax (benefit) expense	-	(668)	(59)	(103)	118
Loss from discontinued operations	-	(1,234)	(70)	(340)	360

Net (loss) income	(3,014)	(854)	4,687	(301)	(51,487)
Dividends on preferred stock	(612)	(608)	(605)	(602)	(599)
Net income available to common shareholders	$(3,626)	$(1,462)	$4,082	$(903)	$(52,086)

Basic earnings (loss) per share from continuing operations	$(0.25)	$(0.02)	$0.33	$(0.04)	$(4.09)
Diluted earnings (loss) per share from continuing operations	$(0.25)	$(0.02)	$0.32	$(0.04)	$(4.09)
Basic loss per share from discontinued operations	$-	$(0.10)	$(0.01)	$(0.03)	$0.03
Diluted loss per share from discontinued operations	$-	$(0.10)	$(0.01)	$(0.03)	$0.03
Basic (loss) earnings per share	$(0.25)	$(0.12)	$0.32	$(0.07)	$(4.06)
Diluted (loss) earnings per share	$(0.25)	$(0.12)	$0.31	$(0.07)	$(4.06)

Return on average assets	(0.63% )	(0.24% )	0.65%	(0.15% )	(8.44% )
Return on average common equity	(10.26% )	(4.25% )	12.03%	(2.78% )	(115.30% )
Efficiency ratio from continuing operations	60.21%	62.02%	49.04%	64.98%	294.30%
Noninterest expense from continuing operations to average assets	2.37%	2.26%	2.06%	2.26%	9.39%

YIELDS (fully tax equivalent)
Loans	5.67%	5.54%	5.47%	5.45%	5.34%
Securities	2.76%	2.78%	3.33%	3.63%	4.44%
Federal funds sold	0.36%	0.21%	0.17%	0.51%	0.55%
Yield on earning assets	5.05%	4.89%	5.12%	5.32%	5.27%
Interest-bearing deposits	1.56%	1.72%	1.91%	2.03%	2.13%
Subordinated debt	5.86%	5.80%	5.91%	6.19%	6.43%
Borrowed funds	2.74%	3.19%	3.96%	3.51%	3.21%
Cost of paying liabilities	1.87%	2.06%	2.48%	2.53%	2.56%
Net interest spread	3.18%	2.83%	2.64%	2.79%	2.71%
Net interest rate margin	3.46%	3.15%	2.97%	3.10%	3.02%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
BALANCE SHEETS
ASSETS
Cash and due from banks	$13,548	$16,064	$12,519	$41,490	$41,875
Federal funds sold	2,199	7,472	1,771	4,252	3,310
Interest-bearing deposits	125,822	83,430	82,651	2,893	5,852
Debt and equity investments	280,329	295,650	211,069	169,309	123,773
Loans held for sale	1,517	4,243	2,130	2,004	2,659

Portfolio loans	1,800,302	1,833,203	2,113,365	2,136,125	2,191,291
Less allowance for loan losses	44,079	42,995	45,019	44,768	42,286
Net loans	1,756,223	1,790,208	2,068,346	2,091,357	2,149,005

Other real estate	21,087	25,224	19,273	16,053	13,251
Premises and equipment, net	21,697	22,301	23,042	23,872	24,608
State tax credits, held for sale	52,067	51,258	47,950	42,609	43,474
Goodwill	1,974	1,974	3,134	3,134	3,134
Core deposit intangible	1,531	1,643	1,759	1,874	1,997
Other amortizing intangibles	-	-	932	1,081	1,230
Assets held for sale	-	4,000	-	-	-
Other assets	83,411	62,188	44,049	46,337	43,476
Total assets	$2,361,405	$2,365,655	$2,518,625	$2,446,265	$2,457,644

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$300,835	$289,658	$257,901	$238,139	$238,449
Interest-bearing deposits	1,603,219	1,651,758	1,595,730	1,521,125	1,507,110
Total deposits	1,904,054	1,941,416	1,853,631	1,759,264	1,745,559
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	128,100	128,100	139,001	139,520	119,939
Federal funds purchased	-	-	-	21,650	74,400
Loan participations sold	-	-	229,012	236,110	231,027
Other borrowings	60,438	39,338	36,097	33,824	31,767
Other liabilities	8,498	7,808	9,132	9,366	7,073
Total liabilities	2,186,171	2,201,743	2,351,954	2,284,815	2,294,846
Shareholders' equity	175,234	163,912	166,671	161,450	162,798
Total liabilities and shareholders' equity	$2,361,405	$2,365,655	$2,518,625	$2,446,265	$2,457,644

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
EARNINGS SUMMARY
Net income (loss) from continuing operations
Net interest income	$18,623	$17,914	$17,383	$17,495	$16,848
Provision for loan losses	13,800	8,400	6,480	9,073	16,459
Wealth Management revenue	1,297	1,002	1,135	1,180	1,207
Noninterest income	2,759	3,223	7,938	2,568	1,625
Noninterest expense	13,655	13,731	12,974	13,804	57,918
(Loss) income before income tax	(4,776)	8	7,002	(1,634)	(54,697)
Net income (loss) from continuing operations	(3,014)	380	4,757	39	(51,847)

Net (loss) income from discontinued operations	-	(1,234)	(70)	(340)	360
Net (loss) income available to common shareholders	(3,626)	(1,462)	4,082	(903)	(52,086)
Diluted (loss) earnings per share	$(0.25)	$(0.12)	$0.31	$(0.07)	$(4.06)
Return on average common equity	(10.26% )	(4.25% )	12.03%	(2.78% )	(115.30% )
Net interest rate margin (fully tax equivalent)	3.46%	3.15%	2.97%	3.10%	3.02%
Efficiency ratio from continuing operations	60.21%	62.02%	49.04%	64.98%	294.30%

MARKET DATA
Book value per common share	$9.65	$10.25	$10.52	$10.13	$10.25
Tangible book value per common share	$9.41	$9.97	$10.07	$9.65	$9.76
Market value per share	$11.06	$7.71	$9.25	$9.09	$9.76
Period end common shares outstanding	14,852	12,883	12,834	12,834	12,833
Average basic common shares	14,418	12,835	12,834	12,833	12,828
Average diluted common shares	14,418	12,835	14,277	12,833	12,828

ASSET QUALITY
Net charge-offs	$12,716	$9,041	$6,229	$6,592	$7,981
Nonperforming loans	$55,785	$38,540	$46,982	$54,699	$54,421
Nonperforming loans to total loans	3.10%	2.10%	2.22%	2.56%	2.48%
Nonperforming assets to total assets	3.30%	2.70%	2.63%	2.89%	2.75%
Allowance for loan losses to total loans	2.45%	2.35%	2.13%	2.10%	1.93%
Net charge-offs to average loans (annualized)	2.83%	1.90%	1.16%	1.22%	1.47%

CAPITAL
Average common equity to average assets	6.14%	5.67%	5.40%	5.31%	7.32%
Tier 1 capital to risk-weighted assets	11.76%	10.67%	9.49%	8.47%	8.21%
Total capital to risk-weighted assets	14.27%	13.32%	11.94%	13.13%	12.75%
Tangible common equity to tangible assets	5.93%	5.44%	5.14%	5.08%	5.11%

AVERAGE BALANCES
Portfolio loans	$1,821,345	$1,887,623	$2,121,518	$2,168,417	$2,208,519
Earning assets	2,207,381	2,295,486	2,386,575	2,323,334	2,333,247
Total assets	2,336,788	2,406,403	2,493,163	2,447,974	2,502,119
Deposits	1,895,937	1,926,800	1,826,229	1,748,636	1,716,291
Shareholders' equity	175,223	168,143	166,174	161,426	214,383

LOAN PORTFOLIO
Commercial and industrial	$553,487	$558,016	$703,662	$673,154	$660,651
Commercial real estate	807,293	820,191	793,569	846,079	878,543
Construction real estate	214,900	224,390	376,882	348,598	366,908
Residential real estate	207,239	214,066	220,215	245,296	256,946
Consumer and other	17,383	16,540	19,037	22,998	28,243
Total loan portfolio	$1,800,302	$1,833,203	$2,113,365	$2,136,125	$2,191,291

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$300,835	$289,658	$257,901	$238,139	$238,449
Interest-bearing transaction accounts	203,006	142,061	121,935	129,680	129,389
Money market and savings accounts	640,504	699,374	635,607	619,686	630,744
Certificates of deposit	759,709	810,323	838,188	771,759	746,977
Total deposit portfolio	$1,904,054	$1,941,417	$1,853,631	$1,759,264	$1,745,559

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
YIELDS (fully tax equivalent)
Loans	5.67%	5.54%	5.47%	5.45%	5.34%
Securities	2.76%	2.78%	3.33%	3.63%	4.44%
Federal funds sold	0.36%	0.21%	0.17%	0.51%	0.55%
Yield on earning assets	5.05%	4.89%	5.12%	5.32%	5.27%
Interest-bearing deposits	1.56%	1.72%	1.91%	2.03%	2.13%
Subordinated debt	5.86%	5.80%	5.91%	6.19%	6.43%
Borrowed funds	2.74%	3.19%	3.96%	3.51%	3.21%
Cost of paying liabilities	1.87%	2.06%	2.48%	2.53%	2.56%
Net interest spread	3.18%	2.83%	2.64%	2.79%	2.71%
Net interest rate margin	3.46%	3.15%	2.97%	3.10%	3.02%

WEALTH MANAGEMENT
Trust Assets under management	$773,069	$750,755	$710,224	$691,927	$681,839
Trust Assets under administration	1,320,714	1,279,971	1,190,130	1,113,466	1,084,830

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES

PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS TO PRE-TAX, PRE-PROVISION INCOME FROM CONTINUING OPERATIONS

	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 30,
(In thousands)	2010	2009	2009	2009	2009
Pre-tax income (loss) from continuing operations	$(4,776)	$8	$7,002	$(1,634)	$(54,697)
Goodwill impairment charge	-	-	-	-	45,377
Sales and fair value writedowns of other real estate	586	1,166	602	508	549
Sale of securities	(557)	(3)	-	(636)	(316)
Gain on extinguishment of debt	-	(2,062)	(5,326)	-	-
FDIC special assessment (included in Other noninterest expense)	-	-	(202)	1,100	-
(Loss) income before income tax	(4,747)	(891)	2,076	(662)	(9,087)
Provision for loan losses	13,800	8,400	6,480	9,073	16,459
Pre-tax, pre-provision income from continuing operations	$9,053	$7,509	$8,556	$8,411	$7,372

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 30,
(In thousands)	2010	2009	2009	2009	2009
Shareholders' equity	$175,234	$163,912	$166,671	$161,450	$162,798
Less: Preferred stock	(31,976)	(31,802)	(31,631)	(31,463)	(31,216)
Less: Goodwill	(1,974)	(1,974)	(3,134)	(3,134)	(3,134)
Less: Intangible assets	(1,531)	(1,643)	(2,691)	(2,955)	(3,227)
Tangible common equity	$139,753	$128,494	$129,215	$123,898	$125,221

Total assets	$2,361,405	$2,365,655	$2,518,625	$2,446,265	$2,457,644
Less: Goodwill	(1,974)	(1,974)	(3,134)	(3,134)	(3,134)
Less: Intangible assets	(1,531)	(1,643)	(2,691)	(2,955)	(3,227)
Tangible assets	$2,357,900	$2,362,038	$2,512,800	$2,440,176	$2,451,283

Tangible common equity to tangible assets	5.93%	5.44%	5.14%	5.08%	5.11%